UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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EAGLE GROWTH AND INCOME OPPORTUNITIES FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EAGLE GROWTH AND INCOME OPPORTUNITIES FUND

227 West Monroe Street, Suite 3200

Chicago, IL 60606

Important Message to Eagle Growth and Income Opportunities Fund Shareholders

January 6, 2020

Dear Eagle Growth and Income Opportunities Fund Shareholder:

We recently sent you proxy materials dated November 29, 2019 (together with the supplements dated December 17, 2019 and December 18, 2019, the “proxy statement”) in connection with the special meeting of shareholders of Eagle Growth and Income Opportunities Fund (the “Fund”) to be held on January 21, 2020. Capitalized terms used but not defined herein have the meaning set forth in the proxy statement.

At the special meeting, you will be asked to vote on the following proposals:

Proposal 1.	A. To approve a new advisory agreement between the Fund and THL Credit Advisors LLC. B. To approve a new sub-advisory agreement between THL Credit Advisors LLC and Eagle Asset Management, Inc.

Proposal 2.	To approve an amendment to the Fund's Amended and Restated Agreement and Declaration of Trust to shorten the term of the Fund by three years.

Proposal 3.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

THE BOARD RECOMMENDS THAT SHAREHOLDERS OF THE FUND VOTE "FOR" ALL OF THE PROPOSALS.

In approving the new advisory and sub-advisory agreements, the Board considered, among other things, that:

(i)	the appointment of THL Credit may, by making available to the Fund THL Credit's expertise in bank loans, high-yield bonds and structured credit investments, improve the Fund's yield and total return to shareholders and may therefore help to narrow the Fund's trading discount;

(ii)	the retention of Eagle as sub-adviser may allow the Fund's shareholders to continue to benefit from the recent improved Fund performance and would provide continuity in the Fund's day-to-day portfolio management with respect to those portions of the portfolio advised by Eagle; and

(iii)	THL Credit's and Eagle's joint expense limitation proposal, together with THL Credit's proposal to provide, as part of its advisory relationship and at no additional cost to the Fund, investor support services, could further reduce the Fund's overall fees and expenses and may therefore also help to narrow the Fund's trading discount.

The Fund has called a special meeting of its shareholders to approve new advisory and sub-advisory agreements and the reduction in the Fund's term. We need your vote!

EAGLE GROWTH AND INCOME OPPORTUNITIES FUND

227 West Monroe Street, Suite 3200

Chicago, IL 60606

▪	Special Meeting Date: January 21, 2020.

▪	Your Vote is Important: Whether or not you attend the Special Meeting, we urge you to submit your vote once you have reviewed the definitive proxy statement.

▪	Vote Today: In order to finalize the vote by the date of the Special Meeting, please vote right away. The Fund’s Board of Trustees recommends that you vote “FOR” the proposals.

Institutional Shareholder Services and Glass, Lewis & Co., LLC, two leading independent corporate governance analysis firms, are recommending that the Fund's shareholders vote "FOR" each proposal.

There are three easy ways to vote your common shares today! Your vote is important!

If you need additional assistance, please contact our proxy solicitor:

D.F. King & Co, Inc.

Call Toll-Free: (866) 416-0552

Email: EGIF@dfking.com